Exhibit No. 10.18
                      THE FIRST NATIONAL BANK OF LITCHFIELD
                    EXECUTIVE INCENTIVE RETIREMENT AGREEMENT

THIS AGREEMENT is made this 30th day of November, 2000, by and between The First
National  Bank  of  Litchfield,   a  national   bank,   located  in  Litchfield,
Connecticut, (the "Company"), and Revere Ferris (the "Executive").

                                  INTRODUCTION

To encourage the Executive to remain an employee of the Company, the Company is willing to provide to the Executive a deferred incentive opportunity. The Company will pay the benefits from its general assets.

                                    AGREEMENT

The Executive and the Company agree as follows:

                                    Article 1
                                   Definitions

Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

"Base Salary" means the total annual base salary payable to the Executive at the rate in effect on the date specified. Base Salary shall not be reduced for any salary reduction contributions: (i) to cash or deferred arrangements under
Section 401(k) of the Code; (ii) to a cafeteria plan under Section 125 of the Code; or (iii) to a deferred compensation plan that is not qualified under
Section 401(a) of the Code.

"Change of Control" means a reorganization, merger, consolidation or sale of substantially all of the assets of the Company, or a similar transaction in which the Company is not the resulting entity; or individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof. For these purposes, "Incumbent Board" means the members of the Board of Directors of the Company on the effective date of the Plan, provided that any person becoming a member of the Board of Directors subsequent to such effective date, whose election was approved by a vote of at least three-quarters of the members of the Board of Directors comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

"Code" means the Internal Revenue Code of 1986, as amended.

" Crediting Rate" means the percentage change in the Company's fair market value common stock price ("Stock Price") over a one year period, measured on December 31 of each year, with a guaranteed minimum of 4% and a maximum of 15%, cumulatively. The maximum crediting rate will not apply in the event of a Change of Control.

"Deferral Account" means the Company's accounting of the Executive's accumulated Deferrals plus accrued interest.

"Disability" means the Executive's inability to perform substantially all normal duties of the Executive's position, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Executive to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

"Early Retirement Age" means the Executive's 55th birthday, provided he has completed at least 20 Years of Service.

"Early Retirement Date" means the date that the Executive has terminated employment after attaining his 55th birthday but before his 65th birthday provided he has completed at least 20 Years of Service.

"Earnings" means the Company's reported Net Income after taxes.

"Earnings Growth" means the percentage change in the Company's Earnings over a one-year period, measured on December 31 of each year.

"Effective Date" means the date first written above.

"Election Form" means the Form attached as Exhibit 1.

"Extraordinary Items" means those items recognized by Generally Accepted Accounting Principles as extraordinary.

"Return On Equity" means the Company's Earnings, before Extraordinary Items, divided by the shareholder's equity at the end of the same fiscal year.

"Normal Retirement Age" means the Executive's 65th birthday.

"Normal Retirement Date" means the later of the Normal Retirement Age or Termination of Employment.

"Plan Year" means the calendar year. The initial Plan Year shall be a short Plan Year commencing on the Effective Date and ending on December 31 of the same year.

"Termination of Employment" means the Executive ceasing to be employed by the Company for any reason whatsoever, voluntary or involuntary, other than by reason of an approved leave of absence.

"Years of Service" means the total number of twelve-month periods during which the Executive is employed on a full-time basis by the Company (including any twelve month periods occurring prior to the adoption of this Agreement), inclusive of any approved leave of absence.

                                    Article 2
                                    Incentive

Incentive Award. The three (3) year rolling average of earnings growth and Return On Equity (the "ROE") determined as of December 31 of each plan year shall determine the Executive's Incentive Award Percentage, in accordance with the attached Schedule A. The chart on Schedule A is specifically subject to change annually at the sole discretion of the Company's Board of Directors. The Incentive Award is calculated annually by taking the Executive's Base Salary for the Plan Year in which the ROE was calculated times the Incentive Award Percentage.

Incentive Deferral. On March 1 following each Plan Year, the Company shall declare and pay the Incentive Award in the form of compensation and the Executive shall defer such amount to the Deferral Account.

Vesting Schedule. Incentive Awards will vest 20% per year commencing with the year the award was declared with the following exceptions: Incentive Awards (and the interest credited to each Incentive Award) will be 100% vested upon (i) a Change of Control, (ii) the Executive attaining Normal Retirement Age, (iii) the Early Retirement Date, and (iv) if the Executive is terminated by the Company without cause.

                                    Article 3
                                Deferral Account

3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive, and shall credit to the Deferral Account the following amounts:

3.1.1    Deferrals. The Incentive Deferral as determined under Article 2.

3.1.2 Interest. On March 1 following each Plan Year and immediately prior to the payment of any benefits, interest on the vested account balance since the preceding credit under this Section 3.1.2, at an annual rate, compounded annually, equal to the Crediting Rate for the same period.

         Statement of Accounts. The Company shall provide to the Executive, within one hundred twenty (120) days after each Plan Year, a statement setting forth the Deferral Account activity.

         Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the mere Company promise to pay such benefits. The Executive's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive's creditors.

                                    Article 4
                                Lifetime Benefits

4.1 Normal Retirement Benefit. If the Executive terminates employment on or after the Normal Retirement Age for reasons other than death, the Company shall pay to the Executive the benefit described in this Section 4.1 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under this Section 4.1 is 100% of the Deferral Account balance on the Executive's Normal Retirement Date.

Payment of Benefit. The Company shall pay the benefit to the Executive commencing on the first day of the month following the Executive's Normal
Retirement Date in the form elected by the Executive on the Election Form. If the Executive elects to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under
Section 3.1.2 on the date of the Executive's Termination of Employment.

4.2 Early Retirement Benefit. If the Executive terminates employment on or after the Early Retirement Age and before the Normal Retirement Age, and for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this 4.2 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under this Section 4.2 is 100% of the Deferral Account balance on the Executive's Early Retirement Date.

Payment of Benefit. The Company shall pay the benefit to the Executive in the form and on the date elected by the Executive on the Election Form. If the Executive elects the Deferred Payment Option or to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Executive' s Termination of Employment.

Early Termination Benefit. If the Executive terminates employment before the Early Retirement Age or Normal Retirement Age for reasons other than death or Disability, the Company shall pay to the Executive the benefit described in this
Section 4.3 in lieu of any other benefits under this Agreement.

Amount of Benefit. The benefit under this Section 4.3 is the vested portion of the Deferral Account balance on the Executive's Termination of Employment.

Vesting of Awards. For purposes of this Section 4.3, Incentive Awards will vest 20% per year commencing with the year the award was declared.

Payment of Benefit. The Company shall pay the benefit to the Executive in a single lump sum within 60 days after Termination of Employment.

4.4 Disability Benefit. If the Executive terminates employment for Disability prior to the Early Retirement Age or Normal Retirement Age, the Company shall pay to the Executive the benefit described in this Section 4.4 in lieu of any other benefit under this Agreement.

Amount of Benefit. The benefit under this Section 4.4 is 100% of the Deferral Account balance at Termination of Employment.

Payment of Benefit. The Company shall pay the benefit to the Executive commencing on the first day of the month following the Executive's Termination of Employment in the form elected by the Executive on the Election Form. If the Executive elects to receive payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Executive's Termination of Employment.

4.5 Change of Control Benefit. Upon a Change of Control while the Executive is in the active service of the Company, the Company shall pay to the Executive the benefit described in this Section 4.5 in lieu of any other benefit under this
Agreement:

         4.5.1 Amount of Benefit. The benefit under Section 4.5 is 100% of the Deferral Account balance on the date of the Executive's Termination of Service.

         4.5.2 Payment of Benefit. The Company shall pay the benefit to the Executive in a lump-sum payment no later than 60 days after the Executive's Termination of Service.

4.6 Hardship Distribution. Upon the Company's determination (following petition by the Executive) that the Executive has suffered an unforeseeable financial emergency as described in Section 3.4, the Company shall distribute to the Executive all of the Deferral Account balance as determined by the Company.

                                    Article 5
                                 Death Benefits

5.1 Death During Active Service. If the Executive dies while in the active service of the Company, the Company shall pay to the Executive's beneficiary the benefit described in this Section 5.1.

         Amount of Benefit. The benefit under Section 5.1 is the greater of the Deferral Account balance or the projected retirement benefit as per the attached Schedule B.

         Payment of Benefit. The Company shall pay the benefit to the beneficiary commencing on the first day of the month following the Executive's death in the form elected by the Executive on the Election Form. If the Executive elects payments in equal monthly installments, the Company shall continue to credit interest on the remaining account balance during any applicable installment period fixed at the rate in effect under Section 3.1.2 on the date of the Executive' s Termination of Employment.

         Death During Benefit Period. If the Executive dies after benefit payments have commenced under this Agreement but before receiving all such payments, the Company shall pay the remaining benefits to the Executive's beneficiary at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

         Death After Termination of Employment But Before Benefit Payments Commence. If the Executive is entitled to benefit payments under this Agreement, but dies prior to the commencement of said benefit payments, the Company shall pay the benefit payments to the Executive's beneficiary that the Executive was entitled to prior to death except that the benefit payments shall commence on the first day of the month following the date of the Executive's death.

                                   Article 6
                                 Beneficiaries

Beneficiary Designations. The Executive shall designate a beneficiary by filing a written designation with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and accepted by the Company during the Executive's lifetime. The Executive's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive, or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments shall be made to the Executive's estate in a lump sum.

Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 7
                               General Limitations

         Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement:

7.1 Excess Parachute Payment. To the extent the benefit would create an excise tax under the excess parachute rules of Section 280G of the Code.

7.2 Termination for Cause. If the Company terminates the Executive's employment for:

         Gross negligence or gross neglect of duties;

         Commission of a felony or of a gross misdemeanor involving moral turpitude; or

         Fraud,  disloyalty,  dishonesty  or  willful  violation  of any  law or
significant   Company  policy  committed  in  connection  with  the  Executive's employment and resulting in an adverse effect on the Company.

7.3 Suicide. If the Executive commits suicide within two years after the date of this Agreement, or if the Executive has made any material misstatement of fact on any application for life insurance purchased by the Company.

                                    Article 8
                          Claims and Review Procedures

         8.1 Claims Procedure. The Company shall notify any person or entity that makes a claim against the Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of his or her eligibility or noneligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect his or her claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         8.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he or she is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which the Claimant believes entitle him or her to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present his or her position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.


                                    Article 9
                           Amendments and Termination

         This Agreement may be amended or terminated only by a written agreement signed by the Company.

                                   Article 10
                                  Miscellaneous

         10.1 Binding  Effect.  This Agreement  shall bind the Executive and the
Company,   and   their   beneficiaries,    survivors,   executors,   successors,
administrators and transferees.

10.2 No Guarantee of Employment. This Agreement is not an employment policy or contract. It does not give the Executive the right to remain an employee of the Company, nor does it interfere with the Company's right to discharge the Executive. It also does not require the Executive to remain an employee nor interfere with the Executive's right to terminate employment at any time.

         10.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         10.4 Reorganization. The Company shall not merge or consolidate into or with another company, or reorganize, or sell substantially all of its assets to another company, firm, or person unless such succeeding or continuing company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term "Company" as used in this Agreement shall be deemed to refer to the successor or survivor company.

         10.5 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         10.6 Applicable Law. The Plan and all rights hereunder shall be governed by and construed according to the laws of Connecticut, except to the extent preempted by the laws of the United States of America.

         10.7 Unfunded Arrangement. The Executive and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors. Any insurance on the Executive's life is a general asset of the Company to which the Executive and beneficiary have no preferred or secured claim.

         10.8 Recovery of Estate Taxes. If the Executive's gross estate for federal estate tax purposes includes any amount determined by reference to and on account of this Agreement, and if the beneficiary is other than the Executive's estate, then the Executive's estate shall be entitled to recover from the beneficiary receiving such benefit under the terms of the Agreement, an amount by which the total estate tax due by the Executive's estate, exceeds the total estate tax which would have been payable if the value of such benefit had not been included in the Executive's gross estate. If there is more than one person receiving such benefit, the right of recovery shall be against each such person. In the event the beneficiary has a liability hereunder, the beneficiary may petition the Company for a lump sum payment in an amount not to exceed the beneficiary's liability hereunder.

         10.9 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

Interpreting the provisions of the Agreement;
         Establishing and revising the method of accounting for the Agreement; Maintaining a record of benefit payments; and Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         10.11 Designated Fiduciary. For purposes of the Employee Retirement Income Security Act of 1974, if applicable, the Company shall be the named fiduciary and plan administrator under the Agreement. The named fiduciary may delegate to others certain aspects of the management and operation responsibilities of the plan including the employment of advisors and the delegation of ministerial duties to qualified individuals.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

EXECUTIVE:                            COMPANY:
                                      The First National Bank of Litchfield


/s/ Revere H. Ferris                  By       /s/ Jerome J. Whalen
----------------------------------             --------------------
Revere Ferris
                                      Title    President
                                               --------------------------

                                  EXHIBIT 1 TO
                    EXECUTIVE INCENTIVE RETIREMENT AGREEMENT

                           Normal Retirement Benefits
                           --------------------------

I elect to receive my Normal Retirement Benefits under Section 4.1.2 of the Agreement in the following form:
[Initial One]

X    Lump sum

____ Equal monthly installments for 180 months.

                            Early Retirement Benefits
                            -------------------------

I elect to receive my Early Retirement Benefits under Section 4.2.2 of the Agreement in the following form:
[Initial One]

X Lump sum, payable on the first day of the month following my Early Retirement Date.

____ Deferred Lump sum, payable on                                     .

____ Equal monthly installments for 180 months commencing on the first day of the month following my Early Retirement Date.

____ Deferred Equal monthly installments for 180 months commencing on          .

                               Disability Benefits
                               -------------------

I elect to receive my Disability Benefits under Section 4.4.2 of the Agreement in the following form:
[Initial One]

 X   Lump sum

____ Equal monthly installments for 180 months.

                                 Death Benefits
                                 --------------

I elect to have my Death Benefit paid under Section 5.1.2 of the Agreement in the following form:
[Initial One]

X    Lump sum

____ Equal monthly installments for 180 months.

Signature   /s/ Revere H. Ferris
            --------------------------------

Date    November 30, 2000
       -----------------------------

Accepted by the Company this  15th day of December, 2000.
                             ------       ---------
By   /s/ Jerome J.Whalen
    ----------------------------------------
Title  President
       -----------




                                                 Schedule A

                                      Deferred Bonus as a % of Salary
                                      -------------------------------

     14.0   |  11.1     11.6     12.1    12.6     13.1     13.6     14.1     14.6    15.1     15.6     16.1
     13.5   |  10.7     11.2     11.7    12.2     12.7     13.1     13.6     14.1    14.6     15.1     15.6
E    13.0   |  10.3     10.8     11.3    11.8     12.2     12.7     13.1     13.6    14.1     14.6     15.0
A    12.5   |  10.0     10.4     10.9    11.4     11.8     12.2     12.7     13.1    13.6     14.1     14.5
R    12.0   |   9.6     10.1     10.5    11.0     11.4     11.8     12.2     12.7    13.1     13.6     14.0
N    11.5   |   9.3      9.7     10.1    10.5     11.0     11.4     11.8     12.2    12.6     13.1     13.5
I    11.0   |   8.9      9.3      9.7    10.1     10.5     10.9     11.3     11.7    12.1     12.6     13.0
N    10.5   |   8.6     8.9       9.3     9.7     10.1     10.5     10.9     11.3    11.7     12.1     12.5
G    10.0   |   8.2      8.5      8.8     9.3      9.7     10.1     10.4     10.8    11.2     11.6     11.9
S     9.5   |   7.9      8.2      8.5     8.9      9.3      9.6     10.0     10.3    10.7     11.1     11.4
      9.0   |   7.5      7.8      8.1     8.5      8.8      9.2      9.5      9.9    10.2     10.6     10.9
G     8.5   |   7.2      7.5      7.8     8.1      8.4      8.7      9.1      9.4     9.7     10.0     10.4
R     8.0   |   6.8      7.2      7.5     7.8      8.0      8.3      8.6      8.9     9.2      9.5      9.8
O     7.5   |   6.5      6.7      7.0     7.3      7.6      7.9      8.2      8.5     8.8      9.0      9.3
W     7.0   |   6.1      6.3      6.5     6.9      7.2      7.5      7.7      8.0     8.3      8.6      8.8
T     6.5   |   5.7      6.0      6.2     6.5      6.8      7.0      7.3      7.5    7.8       8.1      8.3
H     6.0   |   5.3      5.6      5.9     6.1      6.3      6.6      6.8      7.1     7.3      7.6      7.8
      5.5   |   5.0      5.2      5.5     5.7      5.9      6.1      6.4      6.6     6.8      7.0      7.3
      5.0   |   4.6      4.8      5.0     5.3      5.5      5.7      5.9      6.1     6.3      6.5      6.7
-----------------------------------------------------------------------------------------------------------
            |  11.0     11.5     12.0    12.5     13.0     13.5     14.0     14.5    15.0     15.5     16.0

                                                        Return on Equity


                                                            Schedule B

                         ----------------------------------------------------------------------
                                                                            Projected Account
                         Name                                             Balance at Retirement
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Jerome J. Whalen                                              204,698
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         John Newton                                                    57,244
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Revere Ferris                                                  89,473
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Carroll Pereira                                               687,634
                         ----------------------------------------------------------------------
                         ----------------------------------------------------------------------
                         Philip Samponaro                                               89,473
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